4: SEARS DC CORP

SEARS DC CORP.
EXHIBIT 32

CERTIFICATION
Pursuant to 18 U.S.C. 1350 as adopted by Section 906 of the Sarbanes-Oxley Act of 2002

Each of the undersigned, Larry R. Raymond, President and Chief Executive Officer of Sears DC Corp. (the "Company") and Keith E. Trost, Vice President and Treasurer of the Company, has executed this certification in connection with the filing with the Securities and Exchange Commission of the Company's Annual Report on Form 10-K for the fiscal year ended January 3, 2004 (the "Report").

Each of the undersigned hereby certifies that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

March 9, 2004
/s/ Larry R. Raymond
Larry R. Raymond President and Chief Executive Officer

/s/ Keith E. Trost
Keith E. Trost Vice President and Treasurer

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